UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2006 (May 10, 2006)

CDRV Investors, inc

(Exact name of registrant as specified in its charter)

DELAWARE	333-124100	56-2445503
(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA		19380
(Address of principal executive offices)		(Zip Code)

(610) 431-1700
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01     REGULATION FD DISCLOSURE

CDRV Investors, Inc. (the "Company") is the ultimate parent company of VWR International, Inc. ("VWR"). On May 9, 2006, VWR issued a press release announcing that VWR will have a conference call on May 15, 2006 to discuss its financial results for the quarter ended March 31, 2006 and the outlook for 2006.  A copy of the press release issued by VWR on May 9, 2006 is attached hereto as Exhibit 99.1.

Management’s presentation will contain certain non-GAAP financial measures.  The following table sets forth the calculation of Credit Agreement EBITDA for each of the periods presented. Credit Agreement EBITDA as presented herein is a financial performance measure that is used in the credit agreement for VWR’s Senior Secured Credit Facility. Credit Agreement EBITDA is a non-GAAP financial measure. Accordingly, the table presented below reconciles Credit Agreement EBITDA to the most comparable GAAP measure presented in VWR’s financial statements as filed in its periodic reports.  This table also includes a projection of Credit Agreement EBITDA for the year ending December 31, 2006.

Credit Agreement EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance or liquidity. As specified in the table and accompanying notes, Credit Agreement EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations, capital investments; and certain non-cash and extraordinary, unusual or non-recurring items. Accordingly, Credit Agreement EBITDA is a key financial metric used by VWR’s investors to evaluate and measure VWR’s operating performance and adherence to certain covenant ratio tests.

VWR Credit Agreement EBITDA (US dollars in millions)

						Projected
						Credit Agreement
	Twelve Months Ended March 31, 2006					EBITDA for the
	Q2	Q3	Q4	Q1		Year Ending
	2005	2005	2005	2006	Total	December 31, 2006
Income before cumulative effect of a change in accounting principle	$9.2	$17.6	$9.9	$16.1	$52.8	$62.0
Income tax provision	6.0	12.3	9.5	9.8	37.6	41.0
Interest expense, net	18.4	18.7	19.4	19.4	75.9	77.0
Depreciation and amortization	8.5	8.3	8.7	8.2	33.7	35.0
Non-cash charges (1)	2.8	3.5	3.2	3.0	12.5	10.0
Other extraordinary, unusual or non-recurring items (2)	5.1	4.3	8.7	—	18.1	—
Credit Agreement EBITDA	$50.0	$64.7	$59.4	$56.5	$230.6	$225.0

(1)   Non-cash charges include pension, postretirement and post employment benefit expenses, net of cash contributed to the respective plans in that year; amortization of direct response catalog costs for those catalogs with useful lives greater than one year; charges for equity compensation; and LIFO adjustments.

(2)   Other extraordinary, unusual or non-recurring items include one-time severance costs; non-routine inventory reserve adjustments; gains or losses on the sale of businesses or facilities; and other extraordinary, unusual or non-recurring gains, losses, charges or credits.

This Interim Report on Form 8-K includes forward-looking statements regarding VWR’s projected financial results for the year ending December 31, 2006.  These statements are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934.  These statements are subject to risks and uncertainties that could cause VWR’s actual results to differ materially from those projected in these forward-looking statements.  Factors that could cause actual results to differ materially from those in these forward-looking statements include: actions by manufacturers, customers, carriers and other third parties; VWR’s ability to maintain its relationships with manufacturers; loss of its key executive officers; VWR’s ability to consummate and integrate potential acquisitions; the effect of political and economic conditions, inflation and interest rates worldwide; the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters; and increased competition from other companies in VWR’s industry and VWR’s ability to retain or increase its market shares in VWR’s principal geographical markets.  VWR undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 10, 2006, the Board of Directors (the “Board”) of the Company appointed Robert L. Barchi, M.D., Ph.D and Alan W. Dunton, M.D. as new independent members of the Board, effective May 10, 2006. The Board named Mr. Barchi to serve on the Board’s Compensation Committee and Mr. Dunton to serve on the Board’s Audit Committee.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits

Exhibit 99.1	Press release issued by VWR on May 9, 2006 titled “VWR International, Inc. to Hold First Quarter 2006 Financial Results Conference Call.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDRV Investors, Inc.

Dated: May 12, 2006	By: /s/ Jack L. Wyszomierski

	Name:	Jack L. Wyszomierski
	Title:	Executive Vice President and Chief Financial Officer